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Exhibit 10(f)

BAKEWELL CORPORATION
ST. LOUIS, MISSOURI
OFFICE/WAREHOUSE LEASE
LEASE COVER PAGE

	LESSOR		LESSEE
Parties	Teduke Investment Company		Surface Systems, Inc.
Date	August 9, 2002
1.1	ADDRESS OF BUILDING: 11612 Lilburn Park Road		*Diagram of leased space attached as Exhibit A
Premises	Maryland Heights, Missouri 63146
	APPROXIMATE SQUARE FEET IN LEASED PREMISES:		16,454 LEASABLE SQUARE FEET
	APPROXIMATE TOTAL SQUARE FEET IN BUILDING:		48,038 LEASABLE SQUARE FEET
	LESSEE'S PRO RATA SHARE:		34.25 PERCENT
2.1 Term	COMMENCEMENT DATE:	August 1, 2002*	TERM: Five (5) years
	TERMINATION DATE:	July 31, 2007*	*Subject to adjustment per Section 2.1
		Annual Base Rent	Per Square Foot	Monthly Installments
3.1	Lease Years 1 to 2	$168,982.58	$10.27	$14,081.88
Rent	Lease Year 3	$175,399.64	$10.66	$14,616.64
	Lease Years 4 to 5	$179,348.60	$10.90	$14,945.72
	MAKE CHECK PAYABLE TO LESSOR AND MAIL TO:	Grubb & Ellis Management Services 12825 Flushing Meadow Drive St. Louis, Missouri 63131
3.2 Security Deposit	SECURITY DEPOSIT:	Lessee's existing security deposit corresponding to its original lease dated May 12, 1993, shall be applicable to this Lease and no additional security shall be required.
3.3 Late Charge	LATE CHARGE:	10% of delinquent payment plus accrued interest if not paid within 10 days of when due.
4.1 Operating Expenses	OPERATING EXPENSES:	Lessee to pay its pro rata share of operating expenses
5.1 Taxes	REAL ESTATE TAXES:	Lessee to pay its pro rata share of increases over base year taxes incurred during calendar year 2002.
5.2 Insurance	INSURANCE CHARGES:	Lessee to pay its pro rata share of increases over base year insurance costs incurred during calendar year 2002.
5.4 HVAC	HVAC MAINTENANCE:	Lessee to pay for maintenance and replacement costs for HVAC equipment as more particularly described in Section 5.3
6.1 Use	PERMITTED USE OF PREMISES:	Office/Warehouse
6.2 Parking	PARKING SPACES ALLOCATED TO LESSEE:	55 parking spaces, non-exclusive/unassigned
8.1 Lessee Improvements	TENANT IMPROVEMENT ALLOWANCE:	$55,000.00
	LESSOR	LESSEE
20.1 Notices	ADDRESSES FOR NOTICES	ADDRESSES FOR NOTICES
	Teduke Investment Company c/o Bakewell Corporation 7800 Forsyth Blvd., 8th Floor St. Louis, Missouri 63105	Surface Systems, Inc. 11612 Lilburn Park Road Maryland Heights, Missouri 63146
With copy to:
Teduke Investment Company c/o Grubb & Ellis Management Services 12825 Flushing Meadow Drive St. Louis, Missouri 63131
22.4	LESSOR'S REPRESENTATIVE	Cushman & Wakefield of Missouri, Inc.
Brokers	LESSEE'S REPRESENTATIVE	Grubb & Ellis/Krombach Partners, Inc.
Exhibit A—Diagram of Leased Premises
Exhibit B—Agency Disclosure Form

OFFICE/WAREHOUSE LEASE

        THIS LEASE is made and entered into as of the day and year set forth on the Lease Cover Page by and between the Lessor and Lessee described on the Lease Cover Page.

W I T N E S S E T H:

        For and in consideration of the rents and covenants hereinafter set forth, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor the following-described Premises upon the following terms and conditions:

ARTICLE 1
PREMISES

        1.1    Premises.    Lessor, for and in consideration of the rents, covenants and agreements hereinafter set forth and hereby agreed to be paid, kept and performed by Lessee, does hereby lease to Lessee, and Lessee hereby leases from Lessor, that portion of Lessor's building (the "Building"), which is more particularly described in Paragraph 1.1 of the Lease Cover Page and which is more particularly delineated on the diagram attached hereto as Exhibit A and incorporated herein by this reference (hereinafter referred to as the "Premises").

        1.2    Lessee's Pro Rata Share.    Except as provided below, the term "Lessee's pro rata share" shall mean that percentage set forth in Paragraph 1.1 of the Lease Cover Page. Notwithstanding the foregoing, however, in the event that Lessee is responsible for reimbursing Lessor for Lessee's share of an expense which was incurred by Lessor on behalf of less than all of the tenants in the Building, then "Lessee's pro rata share" of said expense shall equal the fraction, the numerator of which equals the number of rentable square feet in the Premises, and the denominator of which equals the number of rentable square feet in the tenant spaces leased by those tenants on whose behalf such expense was incurred. For example, with respect to an expenditure for HVAC equipment which serves only the Premises, Lessee's pro rata share of such expense shall be one hundred percent (100%). Similarly, in the event that Lessee requires any services in excess of the building standard, Lessee's pro rata share of such excess service shall be one hundred percent (100%).

ARTICLE 2
TERM

        2.1    Term.    The Lease Term, Lease Commencement Date and Lease Termination Date of this Lease are set forth in Paragraph 2.1 of the Lease Cover Page.

ARTICLE 3
BASE RENT

        3.1    Base Rent.    Lessee shall pay to Lessor without demand, deduction, or offset as rent for the Premises, the amounts set forth in Paragraph 3.1 of the Lease Cover Page. The first monthly installment shall be payable on the Commencement Date of this Lease, and subsequent installments shall be payable in advance on the first day of each calendar month thereafter during the term of this Lease. In the event the term of this Lease commences or ends on a day other than the first day of the calendar month, then the rental for such partial month shall be pro rated in the proportion that the number of days that this Lease is in effect during such partial month bears to the total number of days in such month, and such rental shall be paid upon the commencement of such period.

        3.2    Security Deposit.    Lessor acknowledges that Lessee has previously deposited with Lessor the sum set forth in Paragraph 3.2 of the Lease Cover Page, with said sum to be held by Lessor as security for the faithful performance and observance by Lessee of all the terms, covenants and conditions of this Lease. Lessor shall retain said funds, as its own, (without being liable for interest thereon) and may use, apply or retain the whole or any part of the funds so deposited to the extent required for the payment of any rent, additional rent or other sums as to which Lessee is in default, or for the payment of any amount which Lessor may be required to expend by reason of Lessee's default in respect of any of the terms of this Lease. Should Lessee comply with all of the terms of this Lease, so much of said security deposit not spent or applied pursuant to the provisions of this paragraph shall be returned to Lessee within thirty (30) days after the end of the Lease term. If any portion of said deposit is so used or applied, Lessee shall, within ten (10) days after the demand therefor, deposit cash with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a material breach of this Lease. Should Lessor sell its interest in the Premises during the term hereof and if Lessor delivers to the purchaser thereof the then unappropriated funds deposited by Lessee as aforesaid, thereupon Lessor shall be discharged from any and all liability with respect to said security deposit. The security deposit may not be used to pay the last month's rent.

        3.3    Late Charge.    A late charge equal to ten percent (10%) of the delinquent payment may be assessed, at Lessor's option, as additional rent in the event that any rental or other sum due hereunder is not paid within ten (10) days after the same shall be due and payable. In addition, any and all delinquent payments of rent, additional rent and all other sums payable hereunder shall bear interest at the rate of twelve percent (12%) per annum from the date of delinquency until paid. Further, in the event any check or payment made by Lessee is not honored or is otherwise returned by Lessor's bank, Lessee shall pay Lessor an additional charge of Fifty and No/100 Dollars ($50.00) for each such returned item. All interest, late fees and additional charges payable pursuant to this Section shall be paid to Lessor as Additional Rent hereunder. This provision shall in no way affect the right of Lessor to declare Lessee in default of this Lease for the failure to pay rent on the day that it is due.

ARTICLE 4
OPERATING EXPENSES

        4.1    Lessee's Share of Operating Expenses.    Lessee shall pay, its pro rata share (as defined in Section 1.2 above) of Lessor's operating expenses for the Building during the term of this Lease. For purposes of this Article IV "Building" shall also include the tract of ground, parking lot, curbs, sidewalks and landscaping adjoining the Building itself. Operating expenses for the Building for these purposes shall include all costs of administration, operation, repair, maintenance and replacement, but shall not include real estate taxes, assessments, subdivision fees, levee district charges, insurance costs and federal and state income taxes, which are provided for in Article V below. In addition, operating expenses shall not include tenant alterations, interest expense, debt service, leasing commissions and advertising and promotional expenditures. The calculation of operating expenses for purposes of this paragraph shall be made annually on a calendar year basis. Lessee's obligation to pay Lessee's pro rata share of operating expenses incurred by Lessor shall be pro rated, if necessary, to correspond with that portion of the year during which this Lease is in effect during the first and last years of the term of this Lease. Notwithstanding the foregoing, Lessees' pro rata share of Lessor's controllable operating expenses, as defined herein, shall not exceed 104% of the operating expenses for the previous calendar year.

        4.2    Operating Expenses Defined.    By way of illustration and not limitation, the term "operating expenses" shall include, but shall not be limited to, the following expenses of the Building:

          (1)  Costs and expenses incurred for the hiring and employment of all persons engaged in the operation and maintenance of the Building;

          (2)  Cost of Building administration and management, which cost may be payable to personnel or entities affiliated with Lessor, not to exceed four percent (4%) of gross rents for the Building;

          (3)  Cost of electric, water, sewer and other utilities to the common areas of the Building;

          (4)  Cost of repairs, general maintenance and replacements to the Premises, the Building and its common areas which are not the exclusive responsibility of Lessor or Lessee as set forth in Section 9.1A or Section 9.2 below, and under generally accepted accounting principles are not considered a capital improvement or which may reasonably be considered to be a capital improvement based upon the nature, scope and cost of such repair and/or replacement. Notwithstanding the foregoing, Lessor shall be entitled to amortize and include as operating expenses an allocable portion of the cost of any capital improvement items including (i) items which are reasonably calculated to reduce operating expenses, (ii) fire sprinklers, suppression systems and other existing systems, equipment and machinery and (iii) other capital expenses which are required under any applicable governmental laws, regulations or ordinances; all such costs shall be amortized over the estimated useful life of such improvements in accordance with generally accepted accounting principles, with interest on the unamortized amount at eight percent (8%) per annum.; said operating expenses shall include (by way of illustration and not limitation:

            (A)  Cost of maintenance, upkeep and replacement of the and exterior of the Building, and the planting, landscaping and grounds surrounding the Building;

            (B)  Removal of all snow, ice, paper and debris from the parking areas, sidewalks and common areas serving the Building;

            (C)  Maintaining parking lot lighting fixtures and relamping and reballasting as needed;

            (D)  Maintaining, repairing, inspecting, servicing and replacing all common area systems, utilities, facilities, equipment and fixtures which are not otherwise the responsibility of Lessee hereunder (such as any electrical systems, water systems, storm drainage systems and sanitary sewer systems and equipment used jointly by Lessee and other occupants of the Building);

            (E)  Cost of maintaining, sealing, striping, resurfacing and replacing the parking areas, sidewalks and other common areas;

            (F)  All costs associated with Lessor's fire alarm system and sprinkler system (if any) in the Building; and

          (5)  All other costs incurred by Lessor in connection with the ownership and operation of the Building other than expenses which relate exclusively to another tenant's space in the Building, it being the intention of the parties that Lessee pay as additional rent, in addition to the Base Rent, all expenses of Lessor hereunder with the exception of these expenses which are the exclusive responsibility of Lessor as provided in Section 9.1A below.

        4.3    Annual Statements.    Within thirty (30) days after Lessee receives Lessor's statement of actual operating expenses for the preceding calendar year, Lessee or its authorized agent shall have the right during normal business hours to review the invoices and supporting data which relate to said Lessor's statement of expenses at Lessor's office for the purpose of verifying the information in such statement. Unless Lessee asserts specific errors within thirty (30) days after delivery of such statement, the statement shall be deemed to be correct. Lessor's failure to assess such increase for any one year shall not bar its claim to such increase in future Lease years.

        4.4    Estimated Payments.    In order to provide for the current payment by Lessee, on account, of Lessee's pro rata share of operating expense, Lessor shall, prior to January 1 of each calendar year during the term of this Lease, estimate the operating expenses for the following year. Lessee shall pay as additional rent hereunder during the ensuing twelve (12) months, on the first day of each month, one-twelfth (1/12) of Lessee's pro rata share of said operating expenses for that year. Should Lessor fail to provide Lessee with an estimate of the operating expenses anticipated for the following year by January 1 of any calendar year, Lessee shall continue to pay rental on the basis of the prior years' estimate until the first day of the month after such notice is given, on which date, Lessor or Lessee, as appropriate, will pay to the other the amount required to adjust Lessor's estimate of Lessee's pro rata share of operating expenses allocable to the part of the calendar year which shall then have lapsed. If, as finally determined, Lessee's pro rata share of such operating expenses shall be greater or less than the aggregate of all installments so paid by Lessee to Lessor during such twelve (12) month period, then Lessee shall pay to Lessor the amount of such underpayment within ten (10) days of Lessee's receipt of a statement therefrom by Lessor, or Lessor shall credit Lessee for the amount of such overpayment, as the case may be. It is the intention hereunder to estimate the amount of operating expenses for each calendar year and then adjust such estimate after the end of each year based on the actual operating expenses incurred during such year. If at any time it appears to Lessor that the amount payable hereunder for the current calendar year will vary from Lessor's estimate by more than five percent (5%), Lessor may, by written notice to Lessee, revise Lessor's estimate for the year, in which case, subsequent payments by Lessee for the year shall be based upon the revised estimate. The obligations of Lessor and Lessee with respect to adjustments of additional rent shall survive the termination of this Lease. Lessee does hereby acknowledge that its obligation to participate in operating expenses shall be deemed additional rent and, in the event of non-payment thereof, Lessor shall have all the rights and remedies herein provided for in case of nonpayment of rent.

        4.5    Vacancy Adjustment.    In determining the amount of operating expenses for any calendar year if less than 100% of the Building shall have been occupied by tenants and fully used by them at any time during the year, Operating Expenses shall be increased to an amount equal to the like operating expenses which would normally be expected to have been be incurred had such occupancy been 100% and had such full utilization been made during the entire period.

ARTICLE 5
TAXES, INSURANCE AND ADDITIONAL CHARGES

        5.1    Real Estate Taxes.    Lessee agrees to pay, as additional rent, Lessee's pro rata share of any and all increases in real estate taxes, assessments (including subdivision assessments), levee district charges and other levies of every kind, whether general or special, ordinary or extraordinary, which may be levied or assessed on the land and Building in which the Premises are located (hereinafter called "Taxes"), over the amount of such Taxes due and payable for the calendar year set forth in Paragraph 5.1 of the Lease Cover Page. It is understood and agreed that only Lessor may protest or contest the validity, amount and enforceability of any Taxes levied or assessed on the land and Building in which the Premises are located. In the event the amount of such Taxes during any subsequent year shall be less than the amount of such Taxes due and payable for the calendar year set forth in Paragraph 5.1 of the Lease Cover Page, Lessee shall not be entitled to any amount or refund of prior fixed rent paid by Lessee pursuant to the terms of this Lease as a result of such decrease.

        5.2    Insurance.    In the event Lessor's cost of insurance for the Premises and the Building shall be increased for any reason during the term of this Lease over the amount of such insurance due and payable for the calendar year set forth in Paragraph 5.2 of the Lease Cover Page, Lessee agrees to pay, as additional rent, Lessee's pro rata share of any such increase in Lessor's insurance costs. Should Lessor's insurance rates be increased solely by reason of the particular use of the Premises being made by Lessee, all such increases in insurance costs over the existing rate prior to such use or the rate which would be charged but for such use by Lessee, shall be paid by Lessee to Lessor. In the event the amount of such insurance costs during any subsequent year shall be less than the amount of such insurance costs due and payable for the calendar year set forth in Paragraph 5.2 of the Lease Cover Page, Lessee shall not be entitled to any amount or refund of prior fixed rent paid by Lessee pursuant to the terms of this Lease as a result of such decrease.

        5.3    HVAC Maintenance.    Subject to the provisions set forth below, Lessee shall be responsible, at its sole expense, for maintaining, repairing and replacing the air conditioning, ventilation and heating equipment servicing the Premises ("Tenant's HVAC Equipment"). Lessee also agrees to reimburse Lessor, for Lessor's cost to maintain a service contract on the Tenant's HVAC Equipment (the "Premises Service Contract") which Lessor shall maintain during the term of this Lease. In addition, Lessee agrees to reimburse Lessor for the cost of any repairs recommended by the HVAC contractor under Premises Service Contract. Lessee hereby authorizes said HVAC contractor to make any repairs and replacements to Tenant's HVAC Equipment which the HVAC contractor deems necessary or appropriate. Lessee's maximum liability towards all items of repair and replacement recommended by the HVAC contractor under the Premises Service Contract shall be limited to Two Thousand Five Hundred and no/100 Dollars ($2,500.00) in each lease year unless caused by the willful or negligent acts of Lessee, it officers, agents, employees or invitees. Notwithstanding the foregoing, however, Lessor hereby agrees to pay for the cost of any and all complete unit replacements necessary to Tenant's HVAC Equipment which are required during the term of this Lease.

        5.4    Miscellaneous Charges.    In the event that Lessee requests that Lessor perform any services on behalf of Lessee which would not otherwise be the responsibility of Lessor hereunder (such as carpet cleaning or window washing), Lessor shall inform Lessee of the cost which Lessor will charge for such additional service which Lessor is willing to perform; such cost for such services shall include an administrative charge payable to Lessor in the amount of twenty percent (20%) of the cost of the underlying service to be performed. Lessor shall be permitted, in its sole discretion, to decline to furnish any or all such additional services requested pursuant to this Section. Any costs payable by Lessor to Lessee pursuant to this Section shall constitute additional rent due hereunder.

        5.5    Payment of Additional Rent.    Lessee shall pay Lessor all additional rent due pursuant to the provisions of Sections 5.1, 5.2, 5.3 and 5.4 above, within thirty (30) days of Lessee's receipt of an invoice for same. Lessee's obligation to pay such additional rent shall be pro rated, as and if appropriate, during the first and last years of the term of this Lease.

ARTICLE 6
PURPOSE

        6.1    Possession and Use.    The Premises shall be occupied and used solely for office/warehouse purposes and Lessee shall not use or permit the Premises to be used for any other purpose or purposes without the prior written consent of Lessor. Lessee shall not allow any noise, smoke or odor to escape from the Premises in a manner which will disturb other occupants of the Building, or occupy the Premises in such manner as to disturb the peaceful and quiet occupancy of the other occupants of the Building. In no event, however, shall the Premises be used or occupied by Lessee in any manner contrary to law, zoning regulations or recorded restrictions, if any.

        6.2    Parking and Common Areas.    Lessee shall have the right to use the number of parking spaces set forth in Paragraph 6.2 of the Lease Cover Page in the parking lot which is adjacent to the Building for itself, its employees and invitees, on an unassigned, non-exclusive basis. Notwithstanding the foregoing, however, Lessor shall have the right to assign parking spaces to particular tenants in the Building and its employees and invitees, and to clearly mark said parking spaces as such, whereupon, said parking spaces shall thereafter be for the exclusive use of that particular tenant. Lessor shall retain exclusive control and management over the common areas serving the Premises and the Building, including but not limited to, all driveways, entrances, exits, roadways, parking areas, sidewalks and other features or facilities provided for the general use of all the tenants in the Building. Lessor shall have the right to establish, modify, change and enforce rules and regulations with respect to the use of said common areas and Lessee agrees to abide by and conform with such rules and regulations. Nothing contained in this Lease shall be construed so as to prohibit Lessor from reconfiguring the parking lot or from constructing any structures on the parking lot or in the common areas. Lessor reserves the right (but not the obligation) to remove abandoned or unlicensed vehicles and vehicles that are unreasonably interfering with the use of the parking lot by others and to charge the responsible party for Lessor's expense of removing said vehicle. Lessee shall be deemed responsible for any such vehicle belonging to or parked by any of Lessee's officers, directors, shareholders, employees, agents, contractors, licensees, invitees and concessionaires. Upon Lessor's request, Lessee shall furnish to Lessor within seven (7) days after the date of such request, the automobile license numbers of the vehicles used by Lessee and Lessee's employees, agents, contractors, licensees, invitees and concessionaires. Lessor shall have the right to cause any automobiles used by such parties to be towed at Lessee's cost for failure to park in the portion of the parking area where Lessee is authorized to park. Any amounts payable by Lessee hereunder shall be immediately due and payable upon demand by Lessor as additional rent hereunder.

ARTICLE 7
UTILITIES AND PERSONAL PROPERTY TAXES

        7.1    Utilities.    Lessee shall pay or cause to be paid when due, all charges for gas, electricity, water and sewer used in or upon the Premises during the term of this Lease, which electric and gas shall be separately metered for such utilities consumed in or from the Premises. In the event Lessee shall consume more than its pro rata share of water which is not separately metered to the Premises, Lessor shall have the right to install a submeter, at Lessee's sole cost and expense, to monitor such excess water (and related sewer bills) consumption, whereupon Lessee shall reimburse Lessor for all water (and related sewer bills) consumed upon the Premises, as the same may be measured by said separate meter. Lessee shall at all times during the term of this Lease maintain sufficient heat in the Premises so as to keep the water lines and sprinkler system in and serving the Premises from freezing during the winter months. Lessee shall be responsible for all damages incurred by Lessor for Lessee's failure to comply with the foregoing provisions and Lessor shall have the right, but not the obligation, to cause the Premises to be adequately heated during the winter months at Lessee's sole cost and expense in the event Lessee shall fail to do so.

        7.2    Personal Property and Business Taxes.    Lessee shall pay before delinquent, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its trade fixtures, merchandise and other personal property in or upon the Premises.

        7.3    Trash.    Lessee agrees to remove, at Lessee's sole cost and expense, all trash and rubbish of Lessee, which trash and rubbish shall be placed in Lessee's receptacles which shall be located on the common area of the Building.

ARTICLE 8
LESSEE IMPROVEMENTS AND ALTERATIONS

        8.1    Lessee Improvements.    Lessee acknowledges that Lessor is delivering the Premises to Lessee in an "as is, where is" condition, with all faults. Lessee shall be responsible for making all alternations and improvements to the Premises which may be required in connection with Lessee's utilization of the Premises ("Lessee Improvements"). All Lessee Improvements shall be made in full accordance with the provisions of Section 8.2 below. All costs and expenses of the Lessee Improvements shall be borne by Lessee. Notwithstanding the foregoing, Lessor will provide a construction allowance not to exceed the amount set forth in Paragraph 8.1 of the Lease Cover Page ("Lessee Improvement Allowance") to be applied towards the total cost of the Lessee's tenant finish improvements. Upon completion of the Lessee Improvements, the Lessee Improvement Allowance shall be distributed to Lessee in one cash lump sum payment, payable upon written request by Lessee, which shall include true and complete copies of the invoices supporting Lessee's total construction costs as well as lien waivers from all contractors and agents employed by Lessee in the completion of said Lessee Improvements. The

Lessee Improvement Allowance must be used within six (6) months following the execution date of this Lease or shall be deemed forfeited with no further obligation by Lessor with respect thereto.

        8.2    Lessee's Alterations.    Lessee shall not make any alteration, addition, modification or improvement of a permanent nature to the Premises (an "Alteration") without first obtaining the prior written consent of Lessor. Any such Alteration made by Lessee after such consent shall have been obtained shall be made strictly in accordance with all applicable building codes, governmental regulations, and all such Alterations shall become the property of Lessor upon the expiration or sooner termination of this Lease. Lessor may, at its sole discretion, require Lessee to remove any or all such Alterations immediately prior to the termination of this Lease, if Lessor so directs in writing to Lessee. Such removal may, at Lessor's election, include the removal of any or all wiring or cables back to the point of origination and the removal of any improvements above the ceiling and elsewhere in the Premises or the Building. Lessee shall also be required to restore condition of Premises to the same condition (normal wear and tear excepted) immediately prior to the commencement of such Alterations, if Lessor so directs in writing to Lessee. In either case, the cost of such removal or restoration will be solely at the cost of Lessee, and done in accordance with applicable codes and good building practices, by contractors approved in writing by Lessor.

        Lessee shall not permit any mechanics' lien to be filed against the fee of the Premises or against the Lessee's leasehold interest in the Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the Lessee or anyone holding the Premises through or under the Lessee, whether prior or subsequent to the commencement of the term hereof. If any such mechanics' lien shall at any time be filed against the Premises and Lessee shall fail to remove same within thirty (30) days thereafter, it shall constitute a default under the provisions of this Lease.

        8.3    Satellite Dish.    Notwithstanding anything to the contrary previously set forth in this Lease, Lessee shall be permitted at its sole cost and expense to erect, install and maintain one satellite dish on the top of the Building, subject to the conditions set forth in this Section. Prior to installation of the satellite dish, Lessee shall submit to Lessor for Lessor's review and prior approval, detailed plans and specifications for such dish. Such plans shall include a description of the size and specifications of such dish, the manufacturer of such dish, the proposed location of the dish, the specific means by which the dish is to be connected to the roof and specific means by which any roof penetrations are to be made. All aspects of the satellite dish, including the manner and location of attachment and the contractor which shall be permitted to install such dish shall be subject to the reasonable approval of Lessor. Lessee shall be prohibited from taking any action or utilizing any contractor which could void any roof warranty which runs in favor of Lessor with respect to the Building. Lessee shall be responsible for obtaining all necessary permits and approvals which may be required from all lawful authorities to erect and install such dish. The satellite dish shall be maintained at all times by Lessee in good condition and repair at the sole cost and expense of Lessee. Lessee shall bear all risk of loss or damage to the satellite dish. Lessee shall be the sole entity which shall be permitted to utilize the satellite dish. Any rights granted to Lessee pursuant to this Section to install a satellite dish shall be non-exclusive and Lessor expressly reserves the right to grant to any other person or entity the right to install other satellite dishes or other equipment on the roof of the Building. Lessee's right to maintain and utilize the dish on the Building shall expire on the expiration or sooner termination of this Lease, at which time Lessee shall remove the dish and shall repair all damage caused by such removal at Lessee's sole expense to the satisfaction of Lessor. The installation, maintenance and removal of the satellite dish shall all be done in a good and workmanlike manner and in strict accordance with all applicable laws and regulations of any kind. Lessor agrees that it will exercise reasonable efforts and fully cooperate, at Lessee's sole cost and expense, in connection with Lessee's efforts to obtain any permits that may be required to install or maintain the dish, including obtaining any licenses from the FCC, if required.

ARTICLE 9
REPAIRS AND MAINTENANCE

        9.1    Lessor's Obligation to Repair.

        A.    Lessor shall, at its sole cost and expense, keep in good structural repair, the foundation and exterior walls forming a part of the Building. Lessor shall also be responsible, at its sole expense, for the replacement (but not repair) of the roof of the Building. However, any repairs to any such portions of the Building which are made necessary by the negligence of Lessee or its officers, agents, employee or invitees, shall at Lessor's option, be made either by Lessee or by Lessor at Lessee's sole cost and expense.

        B.    Lessor shall repair and maintain the roof and exterior walls of the Building exclusive of structural repairs and replacements which shall be the exclusive responsibility of Lessor under Section 9.1.A above. In addition, Lessor shall repair, maintain and replace the portions of any Building system located outside of the Premises and/or not exclusively serving the Premises (such as the plumbing, sewer, mechanical, electrical, sprinkler and security systems). In addition, Lessor shall maintain the driveways, parking areas and other facilities owned by Lessor for the general use of all the tenants and their invitees in the Building in which the Premises are located, including any and all necessary landscaping of the common areas. Lessor shall also be responsible for the removal of snow and ice from the parking areas, sidewalks and driveways serving the Building in which the Premises are located. Lessor's maintenance responsibilities pursuant to Section 9.1 shall not apply to any damage or repairs required due to the activities or actions of Lessee in or upon the Premises. All costs incurred by Lessor in performing its obligations under Section 9.1.B shall be deemed to be operating expenses for purposes of Article IV of this Lease, unless under generally accepted accounting principles such costs are considered a capital improvement.

        9.2    Lessee's Obligation to Repair.    Except to the extent Lessor is responsible to maintain the same pursuant to Section 9.1 above, Lessee shall, at its sole cost and expense, when and if needed during the term of this Lease, maintain the Premises in good condition and shall make all needed repairs and replacements to the Premises and every part thereof, including both ordinary and extraordinary items, with materials and workmanship of the same character, kind and quality as the original. Such repair obligations of Lessee shall include, but shall not be limited to, all interior items; all plumbing, electrical, mechanical and other equipment and systems serving only the Premises; all floors; ceilings; windows; plate and other glass; lights; exterior and interior doors; interior walls and finish work, floors (including subfloors) and floor coverings, water heaters and all plumbing work, electrical systems and fixtures, the dock board, dock bumpers, dock doors, the heating and air conditioning systems and other fixtures located in and serving the Premises, all of which shall be kept and maintained by Lessee in good condition and repair, subject only to ordinary wear and tear; HVAC (subject to the provisions of Section 5.3 hereof) and sprinkler systems serving the Premises; pipes; drains; sewers; ducts; conduits; wiring; keys; locks; bolts; pest extermination; alarm systems and all other equipment of any nature whatsoever to the extent such items serve only the Premises. Lessee shall keep the Premises and areas adjacent thereto in good order, condition and repair in accordance with the standards of a first class office/warehouse building in the St. Louis, Missouri area. If the Building's sprinkler system or any of its appliances or systems shall be damaged or injured or not in proper working order by reason of any act or omission of Lessee or Lessee's employees, agents, contractors, licensees or invitees or if the Board of Fire Underwriters or Fire Insurance Exchange or any bureau or department or official of the state, county or city government require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the nature and/or conduct of Lessee's business or the location of partitions, trade fixtures or other contents in the Building or for any other reason not caused by Lessor or if any such changes, modifications, alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange or by any fire insurance company, Lessor shall have the right to perform any and all such work at Lessee's sole cost and expense and Lessee shall promptly reimburse Lessor as additional rent hereunder for the full cost of same upon receipt of an invoice from Lessor for such cost serving the Premises.

        9.3    Lessor's Right Upon Lessee's Refusal to Repair.    If Lessee refuses or neglects to make repairs and/or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Lessor, Lessor shall have the right, upon giving Lessee five (5) days prior written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Lessee. In such event, the cost of such work (which shall include an administrative charge payable to Lessor in the amount of twenty percent (20%) of the underlying cost of such work) shall be paid for by Lessee within fifteen (15) days of its receipt of a bill therefor. Nothing herein contained shall impose any duty on the part of Lessor to do any such work under any provision of this Lease which Lessee may be required to perform, nor shall it constitute a waiver of Lessee's default in failing to do the same. Lessor shall not be required to provide Lessee with any written notice of its election to perform work on Lessee's behalf pursuant to the provisions of this Section 9.3 in the event that the condition being remedied by Lessor on Lessee's behalf constitutes an emergency situation posing an imminent threat of harm or damage to Lessor's or some other tenant's property, or which poses an imminent threat of personal injury to any person.

        9.4    Lessor's Entry Upon the Premises.    Lessee agrees to permit Lessor and its authorized representatives to enter the Premises at all times during normal business hours for the purpose of inspecting same, making any necessary repairs to the Premises or any adjoining space and performing any work therein necessary to comply with any laws, ordinances, rules or regulations of any public authority, fire rating bureau, or Lessor's insurer or that Lessor may deem necessary to prevent waste or deterioration to the Premises. Any such entry shall be so as to cause minimal inconvenience to Lessee. If Lessee fails to make any needed repairs required to be made by it pursuant to the terms of this Lease, Lessor may, but shall not be required to, perform such work at Lessee's expense, the cost of which shall be payable to Lessor within ten (10) days of Lessee's receipt of an invoice for same, as additional rent. In addition, Lessor may, upon twenty-four (24) hours notice to Lessee, enter upon the Premises during normal business hours to show the Premises to prospective purchasers, mortgagees and insurance representatives and may at any time during the last six (6) months of the term of this Lease, show the Premises to prospective lessees.

ARTICLE 10
INSURANCE

        10.1    Lessee's Public Liability and Property Insurance.    During the term of this Lease, Lessee shall, at Lessee's sole cost and expense, maintain comprehensive general liability insurance including contractual liability coverage against claims for injury, wrongful death or property damage occurring upon, in or about the Premises, with companies and in form acceptable to Lessor, with single limit coverage of not less than One Million and No/100 Dollars ($1,000,000.00) and a deductible of not more than Five Thousand and No/100 Dollars ($5,000.00). In such policy or policies, Lessor and Lessor's management company shall be named as an additional insured, as its interest may appear and said policies shall contain a waiver of subrogation clause. Lessee shall be solely responsible for obtaining any fire or extended coverage insurance for personal property and improvements of Lessee which may be located within the Premises and for all goods, commodities and material stored by Lessee in or about the Premises. Lessee shall provide Lessor with evidence of such insurance, satisfactory to Lessor, upon Lessee's receipt of a request for same from Lessor.

        10.2    Mutual Waiver of Subrogation.    Lessor and Lessee hereby waive the rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the Premises or its contents arising from any risk insured against by Lessor or Lessee; and the parties each, on behalf of their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, waive any right of subrogation that it may have against Lessor or Lessee, as the case may be. The release set forth in this Section shall apply only to the extent that such loss or damage is covered by insurance and only so long as the applicable insurance policies contain a clause or otherwise provide that this release shall not affect the right of the insured to recover under such policies.

        10.3    Liability.    Lessee and all those claiming by, through or under Lessee shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto and any other applicable portions of Building and common areas solely at their own risk and Lessee and all those claiming by, through or under Lessee hereby release Lessor, to the full extent permitted by law, from any and all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or from business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof, except those claims arising out of the negligence of Lessor or its agents, directors, officers, employees or contractors. Lessee shall defend and indemnify Lessor and save it harmless from and against any and all claims against Lessor arising from (a) Lessee's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Lessee in or about the Building, (b) the nonperformance of any covenant or agreement on Lessee's part to be performed pursuant to the terms of this Lease, (c) any act or negligence of Lessee or of any of its agents, contractors, employees, invitees or licensees, and from and against all costs, fines, judgements, reasonable counsel fees, expenses and liabilities incurred in any such claim or in any action or proceeding brought thereon, or (d) Lessee's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor, covenants to resist or defend at Lessee's expense such action or proceeding by counsel reasonably satisfactory to Lessor. However, the foregoing provisions shall not be construed to make Lessee responsible for loss, damage, liability or defense resulting from injuries to third parties caused by the negligence of Lessor or its agents, directors, officers, contractors or employees. Further, Lessee shall give prompt notice to Lessor in case of fire or other casualty or accidents in the Premises or of any defects therein or in any of Lessor's machinery or equipment serving the Premises. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liabilities accruing prior to such termination.

ARTICLE 11
CASUALTY

        11.1    Damage or Destruction.    If the Premises shall be partially damaged by fire or other casualty insured under Lessor's insurance policies, then upon Lessor's receipt of the insurance proceeds, Lessor shall, except as otherwise provided herein, repair and restore the same (exclusive of Lessee's trade fixtures, decorations, signs and contents) substantially to the condition thereof immediately prior to such damage or destruction; limited, however, to the extent of the insurance proceeds received by Lessor. If by reason of such occurrence, (a) the Premises is damaged in whole or in part as a result of a risk which is not covered by Lessor's insurance; or (b) the Premises is damaged in whole or in part during the last twelve (12) months of the term of this Lease; or (c) the Premises is damaged or the Building is damaged (whether or not the Premises is damaged) to an extent of 50% of more of the then replacement value thereof; or (d) the Building is damaged (whether or not the Premises is damaged) to such an extent that the Building cannot, in the judgment of Lessor, be operated as an integral unit during the repair or restoration of said damaged areas, then, upon the occurrence of any of such events, Lessor may elect either to repair the damage as aforesaid, or cancel this Lease by written notice of cancellation given to Lessee within thirty (30) days after the date of such occurrence, and thereupon this Lease shall cease and terminate as though the date of Lessor's notice were the date herein fixed for the expiration of the term hereof. In addition to the foregoing, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering a written notice of termination to Lessee within fifteen (15) days after such requirement is made by such holder. Upon the termination of this Lease as aforesaid, Lessee's liability for the rents reserved hereunder shall cease as of the effective date of the termination of this Lease. Unless this Lease is terminated by Lessor as aforesaid, this Lease shall remain in full force and effect. If the casualty renders the Premises untenantable in whole or in part, a proportionate abatement of the minimum base rent shall be allowed from the date when the damage occurred until the date when the Premises are made tenantable or until the effective date of termination as herein provided, said abatement to be computed on the basis of the relation which the square foot area of the space rendered untenantable bears to the aggregate square foot area of the Premises.

        11.2    Major Destruction.    Notwithstanding anything contained herein to the contrary, in the event the Premises are damaged by fire or other casualty so as to render said Premises unquestionably untenantable for one hundred and twenty (120) days or longer, then, in such event, Lessor and Lessee shall each have the option to terminate this Lease by delivering a written notice to the other within thirty (30) days of the occurrence of such damage or destruction. If Lessor and Lessee cannot agree as to whether said Premises are unquestionably untenantable for the aforedescribed period of time, the fact shall by determined by an architect selected by Lessor.

ARTICLE 12
CONDEMNATION

        12.1    Condemnation.    In the event the Premises or any part thereof be taken in an eminent domain proceeding the following provisions shall be controlling:

          A.    If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose (hereinafter "Condemned"), then and in that event the term of this Lease shall cease and terminate from the date of title vesting in such condemning authority and Lessee shall have no claim against Lessor for the value of any unexpired term of said Lease.

          B.    If any part of the Premises shall be condemned and such partial condemnation shall render the Premises unsuitable for the business of Lessee, then and in such event Lessee shall have the right to terminate this Lease by delivering a written notice of cancellation to Lessor, whereupon this Lease shall cease and terminate as of that date which is thirty (30) days after the date Lessor shall have received said notice of cancellation, and Lessee shall have no claim against Lessor for the value of the unexpired term of this Lease.

          C.    In the event (a) any part of the Premises shall be condemned during the last year of the term of this Lease; or (b) a part of the Premises is condemned and the cost of restoring the Premises will exceed the proceeds of any condemnation award received by Lessor; or (c) any portion of the Common Areas or any portion of the Building is condemned (whether or not any portion of the Premises is condemned) to such an extent that the project cannot, in the judgement of Lessor, be operated as an integral unit during or following the repair or restoration work to the Building or common areas; or (d) the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the condemnation proceeds be applied toward such indebtedness, then, in any of such events, Lessor may elect to cancel this Lease by written notice of cancellation given to Lessee, whereupon this Lease shall cease and terminate as of that date which is thirty (30) days following the date upon which Lessee shall receive said notice of cancellation.

          D.    In the event of a partial taking or conveyance which does not give rise to a termination of the Lease pursuant to this Section, then Lessor shall promptly restore the Premises, to the extent of condemnation proceeds available for such purpose and to the extent practicable, to a condition comparable to the condition at the time of such condemnation, less the portion lost in the taking and this Lease shall continue in full force and effect. In such event, the monthly rent shall be reduced in the same proportion that the floor area of the Premises so taken or conveyed bears to the floor area of the Premises immediately prior to such taking or conveyance, such reduction commencing as of the date Lessee is required to surrender possession of such portion. For purposes of determining the amount of funds available for restoration of the Premises from the condemnation award, said amount shall be deemed to be that part of the award which remains after payment of all reasonable expenses incurred in recovering same and any amounts due to any mortgagee.

          E.    In the event of any condemnation or taking as hereinbefore provided, either whole or partial, Lessee shall not be entitled to any part of the award as damages or otherwise for such condemnation and Lessor is to receive the full amount of such award, the Lessee hereby expressly waiving any right or claim to any part thereof; except that Lessee shall be entitled to receive and retain any amounts which may be specifically awarded to it in such condemnation proceedings because of the taking of its trade fixtures and for relocation expenses. It is understood that in the event of the termination of this Lease as aforesaid, neither Lessor nor Lessee shall have any claim against the other for the value of any unexpired term of this Lease and Lessee shall have no right or claim to any part of the award on account thereof.

ARTICLE 13
LIENS

        13.1    Liens.    If the Premises or Lessee's leasehold interest therein shall at any time during the term of the Lease become subject to any mechanic's, laborer's or materialmen's lien based upon the furnishing of material or labor to Lessee on the Premises, Lessee shall cause the same, at Lessee's expense, to be discharged within thirty (30) days after notice thereof, unless the lien is then being litigated in good faith by Lessee, in which event Lessee shall indemnify and hold Lessor harmless from and against any such lien and shall secure Lessor to Lessor's satisfaction. Lessee shall have no authority or power, express or implied, to create or cause any lien, charge or encumbrance of any kind against the Premises or Lessor's ownership interest in the Premises.

ARTICLE 14
ASSIGNMENT

        14.1    Assignment.    Lessee shall not transfer, assign, sublet, enter into license or concession agreements, change ownership or hypothecate this Lease or Lessee's interest in and to the Premises without first procuring the prior written consent of Lessor. Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation without Lessor's written consent, shall be void and confer no rights upon any third party. If this Lease or any interest of Lessee herein shall be assigned, or if the whole or any part of the Premises shall be sublet, after having obtained Lessor's prior written consent thereto, Lessee shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Lessee, and Lessee shall not thereby be released in any manner. Lessor's interest in this Lease may be assigned by Lessor in connection with the sale or other conveyance of the Building and, upon such assignment, the obligations of Lessor hereunder (including, but not limited to, refund of any security deposit held under Section 3.2 above) shall become obligations solely of such assignee.

        14.2    Termination Option.    In the event Lessee shall desire to sublet all or any portion of the Premises, Lessee shall give Lessor written notice, at least ninety (90) days before the commencement date of such proposed sublease, of Lessee's desire to sublet all or any portion of the Premises. Such notice shall include the commencement date of the proposed sublease, the area to be sublet, the rental to be paid by the subtenant, and all other terms and conditions of the sublease. From and after Lessor's receipt of Lessee's notice of its desire to sublease, Lessor shall have the option of terminating this Lease with respect to all or any portion of the area proposed to be sublet; such termination to be effective upon the date specified in the notice Lessor shall give to Lessee within fifteen (15) days after receiving notice of Lessee's desire to so sublease the Premises. If Lessor elects to terminate this Lease with respect to some portions of the Premises, said Lessee will retain other portions of the Premises, the base rent and all adjustments thereto specified in this Lease shall be adjusted proportionally on the basis of the useable square footage of the Premises retained by Lessee and this Lease shall remain in full force and effect in all other respects.

        14.3    Change in Ownership.    If Lessee is a corporation, limited liability company or partnership and if at any time during the term of this Lease the person or persons which, on the date of this Lease, own or owns a majority of such corporation's voting shares of stock or a majority of the membership or managing interests in such limited liability company or the general partner's interest in such partnership, as the case may be, cease or ceases to own a majority of said shares of stock or interests or general partner's interest, as the case may be (except as the result of transfers by inheritance), such change in ownership shall require the prior written consent of Lessor; the failure by Lessee to obtain such consent shall be deemed a default hereunder and in addition to all of the other rights and remedies of Lessor as set forth herein, Lessor shall, at its option, have the right to terminate this Lease by delivering a written notice of termination to Lessee.

        14.4    General.    In the event that Lessee shall sublet the Premises for a rental in excess of the fixed rent due hereunder from Lessee to Lessor, then, notwithstanding any other provision contained in this Lease to the contrary, the fixed rent provided for in this Lease shall automatically be increased during the term of such sublease to a sum equal to fifty percent (50%) of the amount of excess rent payable under such sublease. In the event that Lessee shall receive any valuable consideration for an assignment of the Lessee's interest in this Lease, then, notwithstanding any other provision contained in this Lease to the contrary, Lessee shall pay to Lessor as additional rent hereunder, fifty percent (50%) of the amount of consideration thereby received.

ARTICLE 15
DEFAULT

        15.1    Default.    The following events shall be deemed to be events of default by Lessee under this Lease: (a) if Lessee shall fail to make any payment of rent or additional rent or any other payment required to be made by Lessee hereunder, as the same shall become due and payable and shall not cure such failure within five (5) days after written notice thereof to Lessee (it being understood, however, that after Lessee has been delinquent in the payment of rent or additional rent on more than two (2) occasions during the term of this Lease, Lessor shall no longer be required to provide Lessee with written notice of such default and a five (5) day period within which to cure such default, and Lessee shall be deemed in default of its obligations under this clause upon Lessee's failure to make any future payment of rent or additional rent as and when due); (b) if Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent and additional rent, and shall not cure such failure within thirty (30) days after written notice thereof to Lessee; (c) if Lessee shall become insolvent or shall make a transfer in fraud of its creditors, or shall make an assignment for the benefit of its creditors of Lessee's assets or Lessee's interest in this Lease; or (d) if a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee.

        15.2    Remedies of Lessor.    Upon the occurrence of any such event of default, Lessor shall have the option to pursue any one or more of the following remedies (as well as any other remedies provided by law) without any notice or demand whatsoever:

          A.    Lessor may terminate this Lease, in which event Lessor may immediately repossess the Premises and be entitled to recover sums or damages for which Lessee may be adjudged legally liable to Lessor. Lessee shall thereupon surrender possession and vacate the Premises immediately, and deliver possession thereof to Lessor, and hereby grants to Lessor the full right to enter into and upon the Premises in such event with or without process of law and repossess the Premises and to expel or remove Lessee and any others who may be occupying the Premises and to remove any and all property therefrom, without such entry constituting a trespass, eviction or forcible entry or detainer, and without relinquishing Lessor's right to collect any rent that may be or become due, or any other right to which Lessor may be entitled under this Lease or by operation of law.

          B.    Lessor may terminate Lessee's right of possession and may repossess the Premises by unlawful detainer suit or by taking peaceful possession without terminating this Lease, in which event Lessor may, at Lessor's option, enter into the Premises, remove property, and take and hold possession, all as provided above, without terminating this Lease or releasing Lessee, in whole or in part, from Lessee's obligation to pay rent hereunder for the full term. Upon and after entry into possession without termination of this Lease, Lessor may relet the Premises or any part thereof for the account of Lessee to any person, firm or corporation other than Lessee for such rent, for such period (including periods extending beyond the term of this Lease) and upon such terms as Lessor shall determine to be commercially reasonable. In any such case, Lessor may make such reasonable repairs and alterations to the Premises and redecorate them as deemed by Lessor to be appropriate in order to facilitate reletting of the Premises. All reasonable costs thereof and Lessor's expenses of retaking possession, removing property, and of reletting, including a reasonable lease commission, shall be charged against the first rents collected on any reletting of the Premises. If the rents collected by Lessor upon any such reletting for Lessee's account, after payment of the foregoing expenses, are not sufficient to pay the full amount of the rent reserved in this Lease as it becomes due, Lessee shall pay to Lessor the amount of the deficiency each month upon demand. In the event the rents collected by Lessor upon any such reletting for Lessee's account, after payment of the foregoing expenses, exceed the full amount of the rent reserved in this Lease as it becomes due, such excess shall be retained by Lessor to be applied against any subsequent deficiency, and any excess remaining at the end of the term of this Lease shall be paid to Lessee.

          C.    If Lessor elects to terminate this Lease as above provided (and Lessor may elect to terminate this Lease at any time after an event of default, even after and notwithstanding Lessor's prior election to terminate Lessee's right to possession only as provided above), Lessor shall forthwith upon such termination be entitled to recover as damages, and not as a penalty, in addition to all damages sustained for the period prior to termination of this Lease, an amount equal to the then present value of the annual fixed rent and all additional rent for the remainder of the term of this Lease, less the then present reasonable rental value of the Premises for the remainder of the term. The present reasonable rental value of the Premises shall be determined according to the actual rental rate at which the Premises shall have been relet (less all expenses described above), if the Premises shall have been relet at the time the determination is made, or which shall be determined according to expert opinion of the rental rate at which the Premises can be relet within a reasonable time, discounted for a reasonable vacancy factor and reasonable reletting expenses, if the Premises shall not then have been relet.

          D.    No waiver by Lessor of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Lessor to enforce on or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

ARTICLE 16
COMPLIANCE WITH LAWS

        16.1    Code Compliance.    Lessee shall, at Lessee's sole cost and expense, comply or cause the Premises to comply with all applicable laws, rules, regulations, requirements and ordinances now in force or which may hereafter be in force (hereinafter collectively referred to as "Laws"), including, without limitation, The Americans With Disabilities Act (the "ADA"), which have been or which may be enacted or imposed by any governmental unit concerning Lessee's use of the Premises; provided, however, that this provision shall not apply (and the provisions of Article IV shall instead apply, to the extent so stated in Article IV) to any building wide alteration, maintenance or restoration required to all of the space in the Building, or to compliance by the Building (as opposed to Lessee's use thereof) on the Lease Commencement Date with any existing law, rule or regulation.

        16.2    Environmental Covenants.    Lessee shall not use, store, manufacture, dispose of or discharge any pollutants, contaminants, or harmful or hazardous substances from or on the Premises or otherwise occupy or permit the Premises to be occupied or used in a manner which (i) violates any law, regulation, rule or other governmental requirement, (ii) impairs the health, safety or condition of any person or property or (iii) adversely affects the use, enjoyment or value of the Premises or the surrounding property. Lessee shall promptly notify Lessor of the breach, or the potential or threatened breach, of any of the provisions of this Section. Lessee shall indemnify and hold Lessor and its officers, shareholders, partners, employees, and agents, harmless from any loss, claim, liability or expense (including, without limitation, attorneys' fees, court costs, consultant fees, expert fees, penalties, fines, removal, clean-up, transportation, disposal and restoration expenses) arising in connection with Lessee's failure to comply with the provisions of this Section. A breach of the provisions of this Section shall be a material default enabling Lessor to exercise any of the remedies set forth in this Lease. Lessee's obligation hereunder shall survive the termination of this Lease.

        16.3    Bankruptcy.    If a petition is filed by or against Lessee for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Lessee (including for purposes of this Section Lessee's successor in bankruptcy, whether a trustee or Lessee as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on the terms acceptable to Lessee, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under this Lease, shall be given to Lessor by Lessee no later than twenty (20) days after Lessee has made or received such offer, but in no event later than ten (10) days prior to the date on which Lessee applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Lessor shall have the prior right and option, to be exercised by notice to Lessee given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable to take an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commission which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Lessor: (i) may require from the assignee a deposit or other security for the performance of its obligations under this Lease in an amount substantially the same as would have been required by Lessor upon the initial leasing to a tenant similar to the assignee; and (ii) shall be entitled to receive as additional Rent, any amounts received by Lessee in connection with such assignment. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or documentation to have assumed all of the Lessee's obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty (60) days after the date of the order for relief. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor, under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

ARTICLE 17
SUBORDINATION

        17.1    Subordination.    This Lease shall be subject to and subordinate to the lien of any mortgage or deed of trust which now or hereafter may constitute a lien on the fee of the Premises and to any agreements at any time made by Lessor, modifying, supplementing, extending, or renewing any such mortgage or deed of trust. The provisions for the subordination of this Lease shall be self-operative and no further instrument shall be required to effect such subordination; provided, however, that Lessee shall, upon request by Lessor, execute and deliver any and all instruments that may be reasonable, necessary or proper to effect and evidence such subordination, and to evidence Lessee's agreement to attorn to the mortgagee or any purchaser at a foreclosure or judicial sale of the Premises.

ARTICLE 18
SIGNS

        18.1    Signs.    No advertisements or notices shall be placed by Lessee on the outside of the Building without the prior written consent of Lessor, which consent may be withheld in the sole discretion of Lessor. No Lessee identification sign shall be displayed, inscribed, painted or fixed by Lessee on any part of the Building or Premises without the prior written consent of Lessor, which consent may be withheld by Lessor in its sole discretion. With respect to any sign which has received the prior written consent of Lessor, Lessee shall be obligated to obtain all necessary approvals for such sign from all applicable authorities.

ARTICLE 19
SURRENDER AND HOLDING OVER

        19.1    Surrender and Holding Over.

          A.    Upon the expiration of the term of this Lease, or upon an earlier termination of this Lease, Lessee shall surrender up peaceable possession of the Premises in the same condition as the Premises are in at the commencement of this Lease, reasonable wear and tear and casualty excepted. In the event that Lessee or any party holding under Lessee shall remain in possession of the Premises beyond the expiration of the term of this Lease or any renewal term thereof, whether by limitation or forfeiture, such party shall pay one hundred fifty percent (150%) rent hereunder during such holdover period, and shall indemnify Lessor for all costs, expenses and damages incurred by Lessor by reason of Lessee's holdover.

          B.    Prior to termination of this Lease, or any extension thereof, if Lessee is not in default of any obligation or covenant under this Lease, Lessee may remove its supplies and movable office furniture and equipment from the Premises, and shall promptly repair any damage caused by such removal. In addition, approximately sixty (60) days prior to the termination of this Lease, Lessor shall inspect the Premises in the presence of Lessee for the purpose of identifying all Alterations, fixtures and improvements made or installed by, or at the direction of, Lessee which Lessor shall require be removed prior to the termination of the Lease (the "Designated Items"). The Designated Items may include, by illustration and not limitation, special plumbing, HVAC equipment, and computer or telephone equipment and cable. Prior to the termination of the Lease, Lessee shall be required to remove all Designated Items and shall repair and restore the Leased Premises to a condition satisfactory to Lessor. The obligations of Lessee under this Section shall survive the termination of this Lease.

ARTICLE 20
NOTICES

        20.1    Notices.    Any notice required or permitted to be given or served by either party to this Lease shall be deemed to have been given or served when made either through personal delivery or in writing and forwarded by United States mail, postage prepaid, addressed as set forth in Paragraph 20.1 of the Lease Cover Page. The addresses may be changed from time to time by either party by serving notice to the other party in the manner above provided.

ARTICLE 21
ESTOPPEL CERTIFICATES

        21.1    Estoppel Certificates.    Within ten (10) days following any written request which Lessor may make from time to time, Lessee shall execute and deliver to Lessor a statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rental and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Lessor or Lessee except as specified in Lessee's statement; and (e) such other matters requested by Lessor. Lessor and Lessee intend that any statement delivered pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (a) that this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) that there are no uncured defaults in Lessor's performance; and (c) that not more than one (1) month's rental has been paid in advance.

ARTICLE 22
MISCELLANEOUS PROVISIONS

        22.1    Partial Invalidity.    If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

        22.2    Attorneys' Fees.    In the event it becomes necessary for Lessor to employ an attorney to bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other reason against Lessee hereunder, then all costs and expenses, including reasonable attorneys' fees, whether or not suit is filed, so incurred by Lessor shall be paid by Lessee, which obligation on the part of Lessee shall be enforceable whether or not the action is prosecuted to judgement. Should Lessor be named as a defendant in any suit brought against Lessee in connection with or arising out of Lessee's occupancy hereunder, Lessee shall pay to Lessor its costs and expenses incurred in any suit including reasonable attorneys' fees.

        22.3    Waiver of Liability.    Anything contained in the Lease to the contrary notwithstanding, Lessee agrees that Lessee shall look solely to the estate and property of Lessor in the land and buildings comprising the Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor to Lessee in the event of any default or breach by Lessor with respect to any of the terms and provisions of this Lease to be observed and/or performed by Lessor, subject, however, to the prior rights of any holder of any mortgage covering the Premises, and no other assets of the Lessor shall be subject to levy, execution or other judicial process for the satisfaction of Lessee's claim.

        22.4    Brokers.    Lessee represents and warrants that, except for the commission payable by Lessor to Lessor's Representative and Lessee's Representative identified in Paragraph 20.4 of the Lease Cover Page, there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease as a result of the actions of Lessee. Lessee agrees to indemnify Lessor and Lessor's Agent against, and hold Lessor and Lessor's Agent harmless from, all liabilities arising from any such claims (including, without limitation, attorneys' fees). Exhibit B attached hereto describes the respective agency relationships in compliance with MREC rules and regulations.

        22.5    Rules.    Lessor shall have the right, from time to time, to make, establish or promulgate reasonable rules and regulations with regard to the Premises, provided such rules and regulations are not inconsistent with the terms of this Lease, and Lessee hereby covenants that it will observe, keep and comply with such rules and regulations promulgated by the Lessor.

        22.6    Assignment by Lessor.    The term "Lessor" as used in this Lease means only the owner at the time of the fee of the Premises, so that in the event of any sale of the Premises, the seller, transferor or assignor shall be entirely relieved of all further obligations of Lessor herein.

        22.7    Sole Agreement.    This Lease contains the entire agreement between the parties hereto and no term or provision hereof may be changed, waived, discharged or terminated unless the same be in writing executed by Lessor and Lessee.

        22.8    Confidentiality.    The terms and conditions of this Lease may not be disclosed by Lessee to third parties other than Lessee's attorneys, accountants and other business advisors as may be necessary for the proper conduct of Lessee's business without the prior written consent of Lessor.

        22.9    Missouri Law Governs.    The law of the State of Missouri shall govern the construction, performance and enforcement of this Lease.

        22.10    Time of Essence.    Time shall be of the essence in the performance of every term, covenant and condition of this Lease.

        22.11    Captions.    The Articles, Section and paragraph captions are inserted for convenience of reference and are in no way to be construed as a part of this Lease or as a limitation on the scope of the portion of the Lease to which they refer.

        22.12    Benefit.    This Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

        22.13    Cancellation Option.    Notwithstanding anything in this Lease to the contrary, Lessee shall have the option to terminate this Lease effective as of the end of the thirty-sixth (36th) month and as of the end of the forty-eighth (48th) month of the initial term of this Lease by giving written notice thereof to Lessor not later then six (6) months prior to each respective early termination date that Lessee is exercising such option, and by reimbursing Lessor for the unamortized portion of tenant finish costs incurred by Lessor, leasing commissions and two (2) months of the then current base rent (the

"Cancellation Fee"). It is agreed by the parties hereto that in the event Lessee exercises its option to terminate this Lease at the end of the thirty-sixth (36th) month of the initial lease term, the Cancellation Fee shall equal Eighty One Thousand Seven Hundred Thirty Seven and 36/100 Dollars ($81,737.36), which amount shall be paid to Lessor no later than the thirty-sixth (36th) month of the term hereof. It is also agreed by the parties hereto that in the event Lessee exercises its option to terminate this Lease at the end of the forty-eighth (48th) month of the initial lease term, the Cancellation Fee shall equal Fifty Six Thousand One Hundred Forty Three and 48/100 Dollars ($56,143,48), which amount shall be paid to Lessor no later than the forty-eighth (48th) month of the term hereof. In the event Lessee exercises either of said options to terminate, Lessee shall be required to pay Rent and all other amounts due from Lessee pursuant to this Lease through each respective early termination date, this Lease shall automatically terminate, and be of no further force or effect as of the termination date, and neither party shall have any further rights or obligations hereunder from and after said dates, except of obligation which have accrued and remained unsatisfied prior to said dates. If Lessee exercises such option to terminate in accordance with this Section 22.13, but fails to pay the Cancellation Fee specified within the time periods specified above, or fails to pay the Rent and other charges due under this Lease through the respective early termination dates, this Lease shall remain in full force and effect, and Lessee shall not be relieved of its obligations and liabilities hereunder. If lessee does not exercise this option to terminate by giving written notice thereof to Lessor no later than six (6) months prior to each respective early termination date, this option to terminate shall automatically become null and void, and of no further force and effect, and Lessee shall have no further rights to terminate this Lease pursuant to this Section 22.13.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LESSOR:
TEDUKE INVESTMENT COMPANY
By:	/s/ RICHARD W. MEIER
Title:	Trustee
LESSEE:
SURFACE SYSTEMS, INC.
By:	/s/ DANIEL P. GOREY
Title:	Vice President

EXHIBIT A
(Diagram of Leased Premises)

EXHIBIT B
(Agency Disclosure Form)

QuickLinks

  Exhibit 10(f)